Exhibit 99.1

Exa Reports Second Quarter Fiscal 2013 Financial Results

Burlington, Mass., September 6, 2012 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the second quarter of fiscal 2013, which ended July 31, 2012.

“We are pleased with the company’s second quarter performance and strong financial results in our first quarter as a public company,” said Stephen Remondi, President and Chief Executive Officer of Exa. “Our differentiated technology enables customers to perform accurate and detailed aerodynamic, thermal and acoustic simulations of their designs to improve product quality and performance while increasing efficiency of their design process. During the second quarter we made significant progress in deploying PowerFLOW deeper into our target markets. Existing customers expanded usage of PowerFLOW across their global engineering footprints and added simulation capacity as they begin to leverage advanced optimization techniques to seek further improvements in their designs. Both new and existing customers added simulation capabilities to tackle new challenges such as the reduction of fan noise and to meet tougher emissions regulations. Outside of ground transportation, we continued to make strong progress with early adopters in the aerospace market.”

“We believe we are still in the early stages of penetrating the markets available to us for simulation based solutions to replace costly and time-consuming physical prototypes. Our strategy to invest in our R&D team and field organization continues to progress and we believe that continued investments will help increase the value we can deliver to our customers and as a result solidify our position as a leading provider of simulation-based design technology, enabling us to continue our track record of profitable growth.”

Second Quarter Fiscal 2012 Financial Highlights

Revenue

•	Total revenue for the second quarter of fiscal 2013, which ended July 31, 2012, was $11.8 million, an increase of 9% from the comparable period in fiscal 2012.

•	License revenue for the second quarter of fiscal 2013 was $10.2 million, up 7% from the year ago period.

•	Project revenue was $1.6 million, up 28% from the year ago period.

•

Foreign exchange fluctuations negatively impacted total revenue in the second quarter of fiscal 2013 by $0.2 million compared to the first quarter of fiscal 2013 and by $0.5 million compared to the comparable period in fiscal 2012.

Profitability

•

GAAP income from operations was $0.9 million for the second quarter of fiscal 2013, a decrease of 29% from the comparable period in fiscal 2012, due primarily to planned increases in research and development and sales and marketing headcount.

•	Non-GAAP income from operations was $1.2 million for the second quarter of fiscal 2013, compared to $1.4 million in the comparable period in fiscal 2012.

•	Adjusted EBITDA was $1.6 million for the second quarter of fiscal 2013, compared to $1.8 million in the comparable period in fiscal 2012.

•

GAAP net income was $0.9 million for the second quarter of fiscal 2013, an increase from net income of $0.5 million for the comparable period in fiscal 2012. GAAP net income per share was $0.08, based on diluted weighted average shares outstanding of 11.8 million, compared to $0.05 for the comparable period in fiscal 2012, based on diluted weighted average shares outstanding of 10.3 million.

•

Non-GAAP net income was $1.1 million for the second quarter of fiscal 2013, an increase of over 100% from the comparable period in fiscal 2012. Non-GAAP net income per diluted share was $0.10, compared to $0.06 for the second quarter of fiscal 2011.

Balance Sheet

•

The company had $43.3 million in cash and cash equivalents at July 31, 2012, an increase from $16.0 million at April 30, 2012. The increase in cash was primarily due to its successful initial public offering, which raised $34.6 million in net proceeds through the sale of 4.2 million shares of common stock.

Business Outlook

Based on information available as of September 6, 2012, Exa is issuing guidance for the full year 2013 and third quarter as follows:

Full Year 2013:

•	Total revenue is expected to be in the range of $52.0 million to $53.5 million.

•	GAAP net income is expected to be in the range of $2.7 million to $3.0 million.

•	Non-GAAP net income is expected to be in the range of $3.6 million to $3.9 million.

•	Adjusted EBITDA is expected to be in the range of $9.0 million to $10.0 million.

•	Fully diluted share count for the full year is estimated to be 12.9 million shares.

Third Quarter 2013:

•	Total revenue is expected to be in the range of $13.0 million to $14.0 million.

•	GAAP net income is expected to be in the range of $0.6 million to $0.9 million.

•	Non-GAAP net income is expected to be in the range of $0.9 million to $1.2 million.

•	Adjusted EBITDA is expected to be in the range of $2.6 million to $3.2 million.

•	Fully diluted share count for the third quarter is estimated to be 14.7 million shares.

The above guidance assumes an exchange rate of 1.25 US dollars per Euro and 76.9 Japanese Yen per US dollar for the balance of fiscal year 2013.

Conference Call Information

What:	Exa’s second quarter 2013 financial results conference call
When:	Thursday, September 6, 2012
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, domestic
(970) 315-0423, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international

Live and replay conference ID code: 24474706

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose Non-GAAP Income from Operations, Non-GAAP Net Income, Non-GAAP Net Income per Diluted Share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to Non-GAAP Income from Operations is GAAP income from operations, The GAAP measure most comparable to Non-GAAP Net Income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP Net Income per Diluted Share is GAAP Net Income per Diluted Share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define Non-GAAP Net Income as net income, excluding the after tax impact of stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash share-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Our simulation solutions enable our customers to gain crucial insights about design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, our customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: AGCO, BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

The Exa Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=13489

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Registration Statement on Form S-1, file number 333-176019, and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

ir@exa.com

Exa Corporation

Consolidated Balance Sheets (Unaudited)

	As of July 31, 2012	As of January 31, 2012
(in thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$43,251	$11,468
Accounts receivable	4,063	19,205
Deferred tax assets	221	225
Prepaid expenses and other current assets	1,478	1,313

Total current assets	49,013	32,211
Property and equipment, net	2,846	3,224
Intangible assets, net	3,284	3,479
Deferred tax assets	12,573	12,573
Other assets	954	3,253

Total assets	$68,670	$54,740

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,350	$2,507
Accrued expenses	5,269	9,528
Line of credit	0	7,000
Current portion of long-term debt, net of discount (1)	967	795
Current portion of deferred revenue	14,558	28,424
Current maturities of capital lease obligation	903	823

Total current liabilities	23,047	49,077
Long-term debt, net of current portion and discount (1)	6,205	3,221
Preferred stock warrant liability	0	1,552
Deferred revenues	2,139	207
Capital lease obligations, net of current portion	942	1,285
Other long-term liabilities	213	401
Deferred rent	1,517	1,753

Total liabilities	$34,063	$57,496

Commitments and contingencies

Convertible preferred stock, $0.001 par value; 195,000,000 shares authorized; 0 and 55,383,239 shares issued and outstanding as of July 31, 2012 and January 31, 2012, respectively	0	32,678

Stockholders’ deficit:
Common stock, $0.001 par value; 92,165,000 shares authorized; 13,261,332 and 529,630 shares issued as of July 31, 2012 and January 31, 2012, respectively	13	1
Additional paid-in capital	83,321	14,204
Accumulated deficit	(48,677)	(49,586)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(50)	(53)

Total stockholders’ equity(deficit)	34,607	(35,434)

Total liabilities and stockholders’ equity	$68,670	$54,740

	As of July 31, 2012	As of January 31, 2012
(1) Includes amounts due to a related party, as follows:
Current portion of long-term debt	$260,100	$227,092
Long-term debt, net of current portion	700,562	722,016

Exa Corporation

Consolidated Statements of Operations and Comprehensive Income Statement (Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
(in thousands, except share and per share data)		(Restated)		(Restated)
License revenue	$10,188	$9,552	$20,173	$18,729
Project revenue	1,618	1,265	2,899	2,308

Total revenues	11,806	10,817	23,072	21,037

Operating expenses: (1)
Cost of revenues	3,112	2,765	6,335	5,576
Sales and marketing	1,709	1,310	3,309	2,584
Research and development	4,157	3,563	8,297	6,764
General and administrative (2)	1,910	1,879	3,940	3,517

Total operating expenses	10,888	9,517	21,881	18,441

Income from operations	918	1,300	1,191	2,596

Other expense, net:
Foreign exchange gain (loss)	326	91	326	(372)
Interest expense	(410)	(261)	(824)	(533)
Interest income	1	1	3	2
Other income (expense), net	445	(304)	511	(238)

Total other income (expense), net	362	(473)	16	(1,141)

Income before income taxes	1,280	827	1,207	1,455
Provision for income taxes	382	345	298	735

Net income	$898	$482	$909	$720

Net income per share:

Basic	$0.2	$0.98	$0.36	$1.46
Diluted	$0.08	$0.05	$0.08	$0.07
Weighted average shares outstanding used in computing per share amounts:
Basic	4,518,279	492,785	2,529,796	492,546
Diluted	11,776,321	10,303,229	11,123,120	10,246,454

Comprehensive income:
Net income	$898	$482	$909	$720
Foreign currency translation adjustments, net of tax	(25)	91	3	(372)

Comprehensive income	$873	$573	$912	$348

(1)	Includes non-cash, share-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
		(Restated)		(Restated)
Cost of revenues	$27	$14	$54	$24
Sales and marketing	47	23	94	24
Research and development	76	52	157	65
General and administrative	84	20	170	29

Total	$234	$109	$475	$142

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
		(Restated)		(Restated)
General and administrative	97	—	195	—

Total	$97	$—	$195	$—

Exa Corporation

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended July 31,
	2012	2011
(in thousands)		Restated
Cash flows from operating activities
Net income	$909	$720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	933	701
Stock-based compensation expense	475	142
Deferred rent expense	(201)	(115)
Non-cash interest	249	159
Mark to market adjustment of preferred stock warrant liability	(228)	517
Mark to market adjustment of equity participation right	(276)	(276)
Deferred taxes	5	(13)
Changes in assets and liabilities
Accounts receivable	15,195	20,349
Prepaid expenses and other current assets	(167)	(1,140)
Other assets	2,260	(1,990)
Accounts payable	(1,166)	1,842
Accrued expenses	(4,307)	(2,622)
Other liabilities	—	125
Deferred revenue	(12,036)	(8,646)

Net cash provided by operating activities	1,645	9,753

Cash flows from investing activities
Purchases of property and equipment	(226)	(88)

Net cash used in investing activities	(226)	(88)

Cash flows from financing activities
Net decrease in line of credit	(7,000)	(2,995)
Proceeds from borrowings under long-term debt	3,500	—
Proceeds from stock option exercises	11	8
Payments of long-term debt	(504)	—
Payments of capital lease obligations	(410)	(305)
Proceeds from initial public offering, net of $4,109 issuance costs	34,641	—
Payment of debt and line of credit issuance costs	—	(112)

Net cash provided by (used in) financing activities	30,238	(3,404)

Effect of exchange rate changes on cash	126	(114)

Net increase in cash	31,783	6,147

Cash at beginning of period	11,468	2,780

Cash at end of period	$43,251	$8,927

Supplemental disclosure of cash flow information
Cash paid for interest	$494	$347
Cash paid for income taxes	$566	$541
Supplemental disclosure of non-cash, investing and financing activities
Acquisition of equipment pursuant to capital lease obligation	$146	$1,709
Cashless exercise of warrants	67,268	—

Exa Corporation

Reconciliation of historical Non-GAAP income from operations to income from operations:

	Three Months Ended July 31,		Six Months End Ended July 31,
	2012	2011	2012	2011
(in thousands)		(Restated)		(Restated)
Operating income	$918	$1,300	$1,191	$2,596
Add back:
Non-cash stock based compensation expense	234	109	475	142
Non-cash amortization of acquired intangible assets	97	—	195	—

Non-GAAP operating income	$1,249	$1,409	$1,861	$2,738

Reconciliation of historical EBITDA and Adjusted EBITDA to net income:

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
(in thousands)		(Restated)		(Restated)
Net income	$898	$482	$909	$720
Depreciation and amortization	474	377	934	700
Interest expense, net	409	260	821	530
Other (income) expense, net	(445)	304	(511)	238
Foreign exchange (gain) loss	(326)	(91)	(326)	373
Provision (benefit) for income taxes	382	345	298	735

EBITDA	1,392	1,677	2,125	3,296
Non-cash, stock based compensation expense	234	109	475	142

Adjusted EBITDA	$1,626	$1,786	$2,600	$3,438

Reconciliation of historical Non-GAAP net income to net income:

	Three Months Ended July 31,		Six Months End Ended July 31,
	2012	2011	2012	2011
(in thousands)		(Restated)		(Restated)
Net income	$898	$482	$909	$720
Add back:
Non-cash stock based compensation expense	234	109	475	142
Non-cash amortization of acquired intangibles	97	—	195	—
Income tax effect (1)	(115)	(38)	(233)	(49)

Non-GAAP net income	$1,114	$553	$1,346	$813

Reconciliation of historical Non-GAAP net income per diluted share to net income per diluted share:

	Three Months Ended July 31,		Six Months End Ended July 31,
	2012	2011	2012	2011
		(Restated)		(Restated)
Net income per diluted share	$0.08	$0.05	$0.08	$0.07
Add back:
Non-cash stock based compensation expense	0.02	0.01	0.04	0.01
Non-cash amortization of acquired intangibles	0.01	0	0.02	0
Income tax effect (1)	(0.01)	0.00	(0.02)	(0.01)

Non-GAAP net income, per diluted share	$0.10	$0.06	$0.12	$0.07

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our State tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Exa Corporation

Reconciliation of forward looking Non-GAAP financial measures:

Reconciliation of EBITDA and Adjusted EBITDA to net income:

	Three Months Ending October 31, 2012	Twelve Months Ending January 31, 2013
(in millions)
Net income	$0.6 - 0.9	$2.7 - 3.0
Depreciation and amortization	0.6	2.2
Interest expense, net	0.4	1.7
Other (income) expense, net	0	(0.5)
Foreign exchange (gain) loss	0	(0.3)
Provision (benefit) for income taxes	0.7 - 1.0	2.2 - 2.9

EBITDA	2.3 - 2.9	8.0- 9.0
Non-cash, stock based compensation expense	0.3	1.0

Adjusted EBITDA	$2.6 - 3.2	$9.0 - 10.0

Reconciliation of Non-GAAP net income to net income:

	Three Months Ending October 31, 2012	Twelve Months Ending January 31, 2013
(in millions)
Net income	$0.6 - 0.9	$2.7 - 3.0
Add back:
Non-cash stock based compensation expense	0.3	1.0
Non-cash amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.1)	(0.5)

Non-GAAP net income	$0.9 - 1.2	$3.6 - 3.9

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our State tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.